                                                                    EXHIBIT 10.1

                                     [LOGO]
                                   OpenTV (TM)

FOR IMMEDIATE RELEASE

Contacts:       Gary J. Fuges, CFA                      Helen Chung
                Director, Investor Relations            Vice President
                OpenTV                                  JLM Partners for OpenTV
                650-429-5531                            206-381-3600
                gfuges@opentv.com                       helen@jlmpartners.com

                  OPENTV DELIVERS STRONG THIRD QUARTER RESULTS

                       Surpasses 20 Million Set-Top Boxes

  . Increased Profitability in the Core Platform Line of Business
  . Announced Four Additional Network Operators, Including Three Cable Operators . Launched Device Mosaic and Static's PlayJam Channel with Cablevision in U.S.

MOUNTAIN VIEW, Calif. - Oct. 25, 2001 - OpenTV (NASDAQ National Market and Euronext Amsterdam: OPTV), the world's leading interactive television company, today announced its financial results for the quarter ended September 30, 2001.

Financial Highlights
--------------------
For the quarter ended September 30, 2001, OpenTV's revenues were $25.1 million compared to $18.7 million for the quarter ended September 30, 2000. Third quarter 2000 results include the impact of OpenTV's acquisition of Spyglass, which closed on July 24, 2000. Third quarter 2001 results include the impact of OpenTV's acquisition of Static, which closed on July 2, 2001.

The Company's pro-forma/1/ operating expenses for the quarter ended September 30, 2001 totaled $33.9 million compared to $25.2 million for the quarter ended September 30, 2000.

OpenTV's pro-forma net loss was $6.7 million, or $0.10 per share, for the quarter ended September 30, 2001 compared to a pro-forma net loss of $3.2 million, or $0.06 per share, for the quarter ended September 30, 2000. On a reported basis, the Company's net loss for the

________________________
/1/ Pro-forma: operating expenses, operating profit/loss, net loss, and net loss per share calculations for all periods exclude: amortization of acquisition-related intangibles, amortization of goodwill, amortization of share-based compensation, non-cash warrant expenses, acquisition-related expenses, losses on the sale or write-down of equity investments, write-offs of notes receivable from privately-held entities, a non-recurring research and development fee incurred during 2000, and income tax expense/benefit.

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3Q 2001 Financial Results
Page 2

quarter ended September 30, 2001 was $118.5 million, or $1.71 per share, compared to a reported net loss of $83.4 million, or $1.49 per share, for the quarter ended September 30, 2000.

As of September 30, 2001, OpenTV had cash, cash equivalents and marketable debt securities of $195.1 million. Third quarter 2001 cash outlays included $9.2 million related to the Static acquisition and $4.7 million in capital expenditures.

"We are pleased to report yet another successful quarter for OpenTV and that we have surpassed the twenty million set-top box deployment mark," said OpenTV CEO James Ackerman. "Once again, we delivered another quarter of solid financial and operational results. We believe this quarter demonstrates our continued success as the leading interactive television company that provides integrated interactive television technology, services and content."

Core Platform Business Highlights
---------------------------------
For the quarter ended September 30, 2001, OpenTV's core platform generated revenues totaling $22.5 million and a pro-forma operating profit of $3.4 million. Highlights for the quarter include:

         Based on reports received to date, OpenTV announces it has surpassed 20 million set-top box middleware deployments, a doubling of set-top box deployments since announcing the Company reached 10 million deployments in October 2000. This is OpenTV's fourth consecutive quarter in excess of two million deployments.

         OpenTV increased its market-leading network operator customer base to 48 by announcing four additional customers, three of which are broadband cable networks. OpenTV announced that Israeli cable operator Tevel, with 430,000 subscribers, and ntl's Cablecom in Switzerland, with 1.4 million subscribers, have agreed to deploy its iTV platform. The Company also announced an agreement with Sichuan NTC to deploy OpenTV's iTV platform and an application suite on China's Henan Cable network of 1.5 million subscribers. Additionally, OpenTV announced an iTV platform agreement with Showtime, a Middle East satellite network operator with 100,000 subscribers.

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3Q 2001 Financial Results
Page 3

         OpenTV's core platform portfolio - which includes the EN2 middleware, the Device Mosaic HTML engine, and the integrated EN2/Device Mosaic solution - continued to penetrate the U.S. digital television market. EchoStar announced that their DISH Network has deployed more than two million EN2-enabled set-top boxes. Cablevision launched their new suite of interactive services on Device Mosaic-enabled Sony high-end set-top boxes.

         OpenTV is a leader in enabling personal video recorder (PVR) functionality in set-top boxes. The Company has partnered to develop PVR solutions for EchoStar's 501 and BSkyB's Sky+ set-top boxes, which are now available to consumers in the U.S. and U.K., respectively.

Applications Platform Business Highlights
-----------------------------------------
For the quarter ended September 30, 2001, OpenTV's applications platform generated revenues totaling $2.6 million, and a pro-forma operating loss of $12.3 million. The pro-forma operating loss reflects OpenTV's significant investment in growing its applications platform business. Highlights for the quarter include:

         PlayJam, Static's interactive entertainment and games channel, was launched as part of Cablevision's new interactive television service suite. PlayJam currently reaches over 9 million homes through cable and satellite networks in the U.S., the U.K. and France.

The Company's third quarter 2001 financial results conference call will be Webcast live on the Investor Relations section of http://www.opentv.com at
                                                  ---------------------
2:00PM PDT on Thursday, October 25, 2001, and will be available there through 5:00PM PST on Friday, November 2, 2001.

About OpenTV

OpenTV is the world's leading interactive television company. It provides a broad range of interactive TV solutions including operating middleware, content applications, content creation tools, professional support services and strategic consulting. OpenTV's software operates on all digital platforms, from thin to thick set top boxes, including PVR systems and supports a number of standards including HTML, DOCSIS, MHP and Java.

OpenTV's middleware is deployed in more than 20 million digital set-top boxes worldwide and has been selected by 48 digital cable, satellite and terrestrial communications networks in more than 50 countries. 36 digital set-top box manufacturers have licensed OpenTV's software, and more than 1,300 content developers have joined its Partner Program. Customers include BSkyB in the United Kingdom (NYSE: BSY); TPS and Noos in France (Paris: LYOE.PA); NTL

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3Q 2001 Financial Results
Page 4

Cable in Switzerland and France (NYSE: NLI; NASDAQ Europe: NTLI); Via Digital in Spain (NYSE: TEF); DIRECTV(TM)Latin America LLC (NYSE: GMH); Shanghai Cable in China; EchoStar's DISH Network (NASDAQ: DISH) and USA Media in the U.S.

The company's wholly owned subsidiary, Static2358, is the industry's leading interactive applications provider. It owns and operates the world's most successful iTV entertainment and games channel, PlayJam.

OpenTV and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. Static2358, Static and PlayJam are trademarks of Static2358. All other trademarks are the property of their respective owners.

OpenTV is based in Mountain View, California. For more information please visit www.opentv.com.

                                      # # #

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including statements regarding OpenTV's current and future position in the marketplace. Actual results can differ materially. Risks and uncertainties that could cause actual results to differ include, but are not limited to, whether current demand for interactive television will continue, the rate at which the interactive television market will expand, the risk that OpenTV will fail to successfully manage its changing relationships with customers, suppliers and other business partners, whether OpenTV will be able to successfully manage its expenses, whether global economic conditions will affect the business and operational decisions of OpenTV's customers, suppliers and other business partners in a manner adverse to OpenTV, the timely identification and development of new products, applications and services, customer acceptance of those products, applications and services and the pricing thereof, the impact of competitive products, applications and services and the pricing of those products, applications and services, the impact of technological constraints and changes in technology, the impact of governmental regulation, and other risk factors detailed in the documents filed from time to time by OpenTV Corp. with the Securities and Exchange Commission, including those risk factors detailed in
Item 3.D of OpenTV Corp.'s Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 18, 2001. OpenTV undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events, or otherwise.

(C)2001 OpenTV Corp. All rights reserved. OpenTV and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

All OpenTV products and services may not be available in all geographic areas.

3Q 2001 Financial Results
Page 5

                                  OPENTV CORP.
            Unaudited Pro-Forma Consolidated Statements of Operations
               (in thousands, except share and per share amounts)

     Note: The pro-forma supplemental financial information included herein is presented for informational purposes only and should not be considered as a substitute for OpenTV's financial information presented in accordance with generally accepted accounting principles.

                                                      Three Months Ended September 30,   Nine Months Ended September 30,
                                                     ---------------------------------   -------------------------------
                                                         2000                 2001           2000               2001
                                                     ------------         ------------   ------------       ------------
Revenues:
---------
Royalties                                            $      6,732         $     10,645   $     21,743       $     29,678
Services and other                                          7,119                9,814         11,355             29,443
License fees                                                4,837                4,617          7,798             11,099
                                                     ------------         ------------   ------------       ------------
            Total revenues                                 18,688               25,076         40,896             70,220
                                                     ------------         ------------   ------------       ------------

Operating expenses:
-------------------
Cost of services                                            5,410                8,064          9,147             21,773
Research and development                                    7,722               11,587         21,629             31,211
Sales and marketing                                         7,395               10,218         18,299             27,460
Marketing - BSkyB hard drive set-top box                       --                   --             --              8,375
General and administrative                                  4,700                4,009          9,449             12,605
                                                     ------------         ------------   ------------       ------------
            Total operating expenses                       25,227               33,878         58,524            101,424
                                                     ------------         ------------   ------------       ------------
    Loss from operations                                   (6,539)              (8,802)       (17,628)           (31,204)

Other income, net                                           3,386                2,121          8,714              8,380
Minority interest                                               -                  (25)             -                 71
                                                     ------------         ------------   ------------       ------------

    Net loss                                         $     (3,153)        $     (6,706)  $     (8,914)      $    (22,753)
                                                     ============         ============   ============       ============

Shares used in computing net loss per share,
      basic and diluted                                55,886,260           69,342,388     48,907,147         67,058,836
                                                     ============         ============   ============       ============

    Net loss per share, basic and diluted            $      (0.06)        $      (0.10)  $      (0.18)      $      (0.34)
                                                     ============         ============   ============       ============

Notes:
-----

1. OpenTV's pro-forma net loss, excluding the one-time BSkyB-related $8,375 marketing expense, was $14,378, or $0.21 per share, for the nine-month period ended September 30, 2001.

2. The above unaudited pro-forma consolidated statements of operations exclude the effects of the following:

-- In-process research and development expense related to the Spyglass acquisition totaling $1,000 for the three-month and nine-month periods ended September 30, 2000.

-- In-process research and development expense related to the Static acquisition totaling $2,120 for the three-month and nine-month periods ended September 30, 2001.

-- Non-recurring research and development fee of $2,600, of which $2,286 was amortized for the nine-month period ended September 30, 2000.

-- Acquisition-related sales and marketing and general and administrative expenses associated with the Spyglass acquisition totaling $13 and $95, respectively, for the nine-month period ended September 30, 2000.

-- Amortization of goodwill over 5 years of $72,284 and $97,691 for the three-month periods ended September 30, 2000 and 2001, respectively, and $72,284 and $293,074 for the nine-month periods ended September 30, 2000 and 2001, respectively.

-- Amortization of acquisition-related intangibles over 1.5 to 5 years of $1,920 and $6,463 for the three-month periods ended September 30, 2000 and 2001, respectively, and $2,684 and $17,005 for the nine-month periods ended September 30, 2000 and 2001, respectively.

-- Amortization of share-based compensation, generally over 4 years, of $7,205 and $2,886 for the three-month periods ended September 30, 2000 and 2001, respectively, and $11,880 and $9,427 for the nine-month periods ended September 30, 2000 and 2001, respectively.

-- General Instrument non-cash performance warrant expense related to the warrant's variable accounting treatment totaling $24,908 for the nine-month period ended September 30, 2000.

-- Investment losses of $2,290 and $31,304 for the three-month and nine-month periods ended September 30, 2001, respectively.

-- Income tax (expense) benefit of $2,126 and ($378) for the three-month periods ended September 30, 2000 and 2001, respectively, and $2,126 and $6,034 for the nine-month periods ended September 30, 2000 and 2001, respectively.

3Q 2001 Financial Results
Page 6

                                  OPENTV CORP.
                 Unaudited Consolidated Statements of Operations
               (in thousands, except share and per share amounts)

                                              Three Months Ended September 30,   Nine Months Ended September 30,
                                              --------------------------------   -------------------------------
                                                   2000              2001             2000            2001
                                              -------------    ---------------   ------------    ---------------
Revenues:
--------
Royalties                                      $      6,732    $     10,645       $     21,743    $     29,678
Services and other                                    7,119           9,814             11,355          29,443
License fees                                          4,837           4,617              7,798          11,099
                                               ------------    ------------       ------------    ------------
         Total revenues                              18,688          25,076             40,896          70,220
                                               ------------    ------------       ------------    ------------
Operating expenses:
------------------
Cost of services                                      5,410           8,064              9,147          21,773
Research and development                              8,722          13,707             24,915          33,331
Sales and marketing                                   7,395          10,218             18,312          27,460
Marketing - BSkyB hard drive set-top box                 --              --                 --           8,375
General and administrative                            4,700           4,009              9,544          12,605
Amortization of goodwill                             72,284          97,691             72,284         293,074
Amortization of intangibles                           1,920           6,463              2,684          17,005
Amortization of share-based compensation              7,205           2,886             11,880           9,427
Non-cash warrant expense                                 --              --             24,908              --
                                               ------------    ------------       ------------    ------------
         Total operating expenses                   107,636         143,038            173,674         423,050
                                               ------------    ------------       ------------    ------------

  Loss from operations                              (88,948)       (117,962)          (132,778)       (352,830)

Other income, net                                     3,386           2,121              8,714           8,380
Investment losses                                        --          (2,290)                --         (31,304)
Minority interest                                        --             (25)                --              71
                                               ------------    ------------       ------------    ------------
  Loss before income taxes                          (85,562)       (118,156)          (124,064)       (375,683)

Income tax (expense) benefit                          2,126            (378)             2,126           6,034
                                               ------------    ------------       ------------    ------------
  Net loss                                     $    (83,436)   $   (118,534)      $   (121,938)   $   (369,649)
                                               ============    ============       ============    ============
Shares used in computing net loss per share,
   basic and diluted                             55,886,260      69,342,388         48,907,147      67,058,836
                                               ============    ============       ============    ============

  Net loss per share, basic and diluted        $      (1.49)   $      (1.71)      $      (2.49)   $      (5.51)
                                               ============    ============       ============    ============

3Q 2001 Financial Results
Page 7
                                  OPENTV CORP.
                      Consolidated Condensed Balance Sheets
                                 (in thousands)

                                                    December 31, September 30,
                                                       2000          2001
                                                   ------------  ------------
                                                                  (unaudited)
Assets
Cash, cash equivalents and marketable debt
  securities                                       $  224,982      $  195,143
Marketable equity securities                           22,275              --
Accounts receivable, net                               13,762          21,388
Prepaid expenses and other current assets               9,161           8,468
Property and equipment, net                            15,671          23,798
Private equity investments and notes receivable        25,010          22,635
Goodwill and other intangibles, net                 1,861,126       1,602,734
Other assets                                            9,443           4,557
                                                   ----------      ----------
     Total assets                                  $2,181,430      $1,878,723
                                                   ==========      ==========

Liabilities and shareholders' equity
Accounts payable and accrued liabilities           $   21,662      $   28,039
Deferred revenue                                        9,902          11,134
Deferred income taxes                                   5,710              --
                                                   ----------      ----------
     Total liabilities                                 37,274          39,173

Minority interest                                       1,966           1,895

Total shareholders' equity                          2,142,190       1,837,655
                                                   ----------      ----------
   Total liabilities and shareholders' equity      $2,181,430      $1,878,723
                                                   ==========      ==========

3Q 2001 Financial Results
Page 8

                                  OPENTV CORP.
            Unaudited Consolidated Condensed Statements of Cash Flow
                                 (in thousands)

                                                                  Three Months Ended September 30,   Nine Months Ended September 30,
                                                                 ---------------------------------  --------------------------------
                                                                     2000                2001            2000               2001
                                                                 ------------       --------------  --------------      ------------
Cash flows from operating activities:
Net loss                                                          $ (83,436)          $(118,534)      $(121,938)         $(369,649)
Adjustments to reconcile net loss to net cash used in
operating activities:
     Depreciation and amortization of property and equipment            998               2,117           1,960              4,960
     Amortization of intangibles and goodwill                        74,204             104,154          74,968            310,079
     Amortization of share-based compensation                         7,205               2,886          11,880              9,427
     Provision for doubtful accounts                                     --                 128             332                975
     Investment losses                                                   --               2,290              --             31,304
     In-process research and development                              1,000               2,120           1,000              2,120
     Non-cash warrant expense                                            --                  --          24,908                 --
     Minority interest                                                   --                  25              --                (71)
     Changes in operating assets and liabilities                     (4,804)             (3,329)         (5,638)           (17,613)
                                                                  ---------           ---------       ---------          ---------
          Net cash used in operating activities                      (4,833)             (8,143)        (12,528)           (28,468)

Cash flows from investing activities:
Purchase of property and equipment                                   (4,322)             (4,684)         (8,074)           (10,831)
Proceeds from sale of subsidiary                                         --                  --              --              4,625
Cash from acquired subsidiary                                        74,712                  --          74,712                 --
Cash for acquisition                                                     --              (9,246)             --            (13,547)
Proceeds from sale of marketable equity securities                       --                  --              --             16,486
Increase in private equity investments and notes receivable         (10,000)                 --         (30,000)            (2,625)
Increase in other assets                                               (785)               (694)         (2,358)              (593)
                                                                  ---------           ---------       ---------          ---------
          Net cash provided from (used in) investing activities      59,605             (14,624)         34,280             (6,485)

Cash flows from financing activities:
Proceeds from issuance of Ordinary Shares                             3,153                 530           4,700              5,246
                                                                  ---------           ---------       ---------          ---------
          Net cash provided from financing activities                 3,153                 530           4,700              5,246
Effect of exchange rates on cash                                       (318)                270            (618)              (132)
                                                                  ---------           ---------       ---------          ---------
Net increase (decrease) in cash, cash equivalents and
     marketable debt securities                                      57,607             (21,967)         25,834            (29,839)

Cash, cash equivalents and marketable debt securities at
     beginning of period                                            154,762             217,110         186,535            224,982

Cash, cash equivalents and marketable debt securities at
                                                                  ---------           ---------       ---------          ---------
     end of period                                                $ 212,369           $ 195,143       $ 212,369          $ 195,143
                                                                  =========           =========       =========          =========

3Q 2001 Financial Results
Page 9



                                  OPENTV CORP.
                 Unaudited Pro-Forma Line of Business Reporting
                                 (in thousands)

                Note: The pro-forma supplemental financial information included herein is presented for informational purposes only and should not be considered as a substitute for OpenTV's financial information presented in accordance with generally accepted accounting principles.

                                                                          Applications
                                                       Core Platform        Platform            Total Company
                                                       -------------       -----------         --------------
Three Months Ended September 30, 2001
-------------------------------------

             Revenues:
             ---------
             Royalties                                      $ 10,645          $       -             $  10,645
             Services and other                                7,686              2,128                 9,814
             License fees                                      4,149                468                 4,617
                                                            --------          ---------             ---------
                         Total revenues                       22,480              2,596                25,076


             Operating expenses                               19,032             14,846                33,878

                                                            --------          ---------             ---------
                         Operating profit (loss)            $  3,448          $ (12,250)            $  (8,802)
                                                            ========          =========             =========



                                                                          Applications
                                                       Core Platform        Platform            Total Company
                                                       -------------       ------------        --------------
Nine Months Ended September 30, 2001
------------------------------------

             Revenues:
             ---------
             Royalties                                      $ 29,678          $       -             $  29,678
             Services and other                               25,764              3,679                29,443
             License fees                                      8,987              2,112                11,099
                                                            --------          ---------             ---------
                         Total revenues                       64,429              5,791                70,220

             Operating expenses:
             -------------------
             Marketing - BSkyB hard drive set-top box              -              8,375                 8,375
             Other operating expenses                         56,893             36,156                93,049

                                                            --------          ---------             ---------
                         Operating profit (loss)            $  7,536          $ (38,740)            $ (31,204)
                                                            ========          =========             =========

Note:
-----

1. The operating loss for the nine-month period ended September 30, 2001, excluding the one-time BSkyB-related $8,375 marketing expense, was $30,365 for the Applications Platform and $22,829 for the total Company.